Exhibit 99.1

Investor Relations Contact

Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact

Jodi Sorensen
Adobe Systems Incorporated
408-536-2084
jsorensen@adobe.com

FOR IMMEDIATE RELEASE

Adobe Announces Program to Repurchase $2.0 Billion of Stock by End of FY2015

SAN JOSE, Calif. — April 12, 2012 — Adobe Systems Incorporated (Nasdaq:ADBE) today announced its Board of Directors has approved a new stock repurchase program granting the company authority to repurchase up to $2.0 billion in common stock through the end of fiscal 2015. Under the new stock repurchase program, which is designed to return value to Adobe’s stockholders and minimize dilution from stock issuances, the company will repurchase shares in the open market and also enter into structured repurchase agreements with third parties. The new stock repurchase program approved by Adobe’s Board of Directors is substantially similar to the company’s previous program authorizing the repurchase of up to $1.6 billion in common stock through fiscal 2012, which authority has been exhausted.

“This stock repurchase program reaffirms our confidence and optimism in the long-term future of Adobe, and our commitment to returning value to our stockholders,” said Mark Garrett, executive vice president and chief financial officer, Adobe.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to Adobe’s stock repurchases and business momentum, which involve risks and uncertainties that could cause actual results to differ materially, including but not limited to, risks described in Adobe’s quarterly report on Form 10-Q for the period ended March 2, 2012, and from time to time in other reports filed with the SEC by Adobe. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

About Adobe Systems Incorporated

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.

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